UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Advisory Board

In early 2024 the Board of Directors authorized the creation of a new Advisory Board whose participants shall include subject matter experts in certain business areas under consideration by the Company. These positions are “non-executive” and as such are not governed by Section 16 of the Securities Act. The compensation for the participants shall be $60,000 per year paid through the issuance of restricted common stock. The per share valuation to be used shall be determined by the Board of Directors based on the market of the Company’s common stock at the time of the appointment.

On October 11, 2024 the Company made two new appointments to its Advisory Board. Each will receive $60,000 of restricted common stock for their services over the next 12 months. The Board has determined that the price per share for the restricted stock shall be $.80, resulting in the issuance of 75,000 shares for each member, in aggregate 150,000 shares.

The latest appointments to the Advisory Board are executives whose careers have focused on data center business development and data center systems software, as noted here:

Gabriel Crawford has over 20 years of experience in data center development from location selection through power distribution engineering and financial structuring including co-location, data center design, key account recruitment and multi-site data distribution.

Most recently he was at Center Square DC, headquartered in Dallas, Centersquare specializes in delivering a comprehensive suite of collocation and data center services. Prior to that situation he was with Chirisa Investments specializing in digital infrastructure, communications and real estate, creating value for the long term. While at Digital Fortress, a privately held data center colocation company based in Seattle, Washington he managed a more than 1,500 clients who entrusted their applications and servers to their mission-critical facilities and network with data centers in Seattle, WA, Tukwila, WA, Lynwood, WA, Denver, CO and Chicago, IL. Earlier in his career he held positions are both early stage and mature data center operators, in addition to offering consulting services. His educational background includes a bachelor’s degree from Gonzaga University, Spokane, WA (1986), as well as a Master of Science degree in geography from Western Washington University, Bellingham, WA.

Jim Clifton is a seasoned Software Field Sales Director with over 20 years of experience in driving business growth through innovative go-to-market sales strategies focused on systems software, modern infrastructure, and data analytics and innovative implementation to improve productivity across corporations and workforces worldwide.

Most recently, Mr. Clifton was in strategic sales at Alteryx, an intuitive, code-free platform for data preparation, blending, analytics, and automation. Prior to that he was with VMware, leading world-class digital transformation solutions for next-generation infrastructure and application development for some of the southeast largest customers. While at Cumberland Group he headed an innovative practice aimed at IoT productivity using real-time dashboards and other online tools for faster decisions and cost savings for his customers. At StarMobile he focused on mobile application development and implementation of legacy corporate cloud-based applications. Other professional sales and management positions included Citrix, Symantec and VeriSign where he oversaw development and implementation of cutting-edge security technologies for key corporate Fortune 500 clients. Jim’s education includes a bachelor’s degree from the University of Georgia and a master’s degree in International Business Administration from Mercer University. He is based in St. Simons Island, Georgia.

Insight as to the purpose of an Advisory Board is below:

https://www.dlapiperaccelerate.com/knowledge/2017/advisory-boards-what-why-who-when-and-how.html

An advisory board is a flexible, informal body that is created by the board of directors to provide the company's management team with non-binding strategic advice. Advisory boards can help budding companies acquire subject matter expertise, coach a CEO or management team, accelerate access to customers and channel partners by making industry-appropriate introductions that increase sales. It is possible to form advisory boards that address unique industry-specific concerns, such as scientific, medical, technical or energy issues. The idea of informality is key: the members of the advisory board do not have the authority to vote on matters brought to the board of directors and may only attend a meeting of the board of directors if they are invited. Also, the members of the advisory board are not bound by fiduciary duties and are not entitled to indemnification.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
10.1	Form of Advisory Board agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2024	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO